Exhibit 99.1

FOR IMMEDIATE RELEASE

Alphatec Announces Preliminary Third Quarter 2017 Financial Results

And Corporate Updates

CARLSBAD, Calif., October 24, 2017 – Alphatec Holdings, Inc. (“Alphatec” or the “Company”) (Nasdaq: ATEC), a provider of innovative spine surgery solutions with a mission to improve patient lives through the relentless pursuit of superior outcomes, today announced preliminary estimates of financial results for the third quarter ended September 30, 2017. The Company also announced several corporate updates.

Preliminary, Unaudited Third Quarter 2017 Financial Results

•	Total revenue of $22.8 million to $23.1 million

•	U.S. commercial revenue of $20.4 million to $20.7 million

•	U.S. commercial gross margin of 68% to 69%

•	Total operating expenses decreased to a range of $15.7 million to $16.0 million

•	Cash burn improved to approximately $3.7 million; cash balance of approximately $15.4 million at September 30, 2017

“Third quarter revenue was down sequentially due to the impacts of the hurricanes in Texas, Florida, and Puerto Rico, and fewer selling days in the quarter,” said Terry Rich, Alphatec’s Chief Executive Officer. “In spite of the weather-related challenges, we successfully managed operating expenses and substantially decreased cash burn for a fourth consecutive quarter. As well, with the momentum we are experiencing in our sales channel, we expect to drive sequential revenue growth in the fourth quarter.”

The Company will report final third quarter 2017 financial results and will hold a conference call on Thursday, November 9, 2017, at 1:30 p.m. PT / 4:30 p.m. ET to discuss the results. The dial-in numbers are (877) 556-5251 for domestic callers and (720) 545-0036 for international callers. The conference ID number is 4698936. A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.atecspine.com.

A replay of the webcast will remain available on the Company’s website, www.atecspine.com, until the Company releases its fourth quarter and full year 2017 financial results. In addition, a telephonic replay of the call will be available until November 16, 2017. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use the replay conference ID number 4698936.

Ward W. Woods Appointed to Board of Directors

Alphatec has appointed Ward W. Woods to its board, adding his decades of capital markets and business expertise. Mr. Woods is former President and Chief Executive

Officer of Bessemer Securities Corporation and Founding Partner of Bessemer Holdings, L.P., a private equity firm, a senior partner and member of the Management Committee of Lazard Freres & Company, and Managing Director, Partner and co-head of the Corporate Finance Department at Lehman Brothers. Mr. Woods currently serves as Chairman of the Advisory Board of the Stanford Woods Institute, as Chair Emeritus and trustee of the Wildlife Conservation Society and as a trustee of the David & Lucille Packard Foundation. He is a former Trustee of Stanford University, former Chairman of The Stanford Management Company and a former trustee of the National Fish and Wildlife Foundation. Mr. Woods has also served as former Governor and Treasurer of The Nature Conservancy, Vice-Chair and trustee of The Asia Society and a trustee of The Boys Club of New York. Mr. Woods graduated from Stanford University.

“The new leadership team at Alphatec has begun to execute an important mission to improve patient outcomes and expand market share. I look forward to contributing to the Company’s advancement into a major spine market player,” said Woods.

Mike Plunkett, President and Chief Operating Officer Resigns

On October 18, 2017, the Company accepted the resignation of its President and Chief Operating Officer, Mike Plunkett, who is stepping down from his position to pursue other interests. Mr. Plunkett’s resignation is effective as of November 15, 2017, and it is anticipated that he will remain available to the Company in a consulting capacity through the end of 2017 to transition his duties.

Mr. Rich stated, “Mike has contributed solidly to the commencement of the Alphatec transformation. We sincerely appreciate his years of service and leadership, and wish him the best in his future endeavors.”

Shelf Registration Filed

Alphatec has filed a shelf registration statement with the Securities and Exchange Commission (SEC). The filing will register up to $100 million in aggregate of equity, debt, or other types of securities described in the registration statement in one or more offerings. The terms of any future offering will be established at the time of the offering, subject to market conditions and approval by the Company’s board of directors. Each time securities are offered and sold, the Company will provide a supplement to the registration statement with specific information about the offering and the amounts, prices, and terms of the securities. The supplement may also add, update or change information contained in the registration statement. The filing may enable the Company to offer and sell securities on an expedited basis if market opportunities present themselves.

A registration statement relating to these securities has been filed with the SEC, but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Alphatec Holdings, Inc.

Alphatec Holdings, Inc., through its wholly owned subsidiary Alphatec Spine, Inc., is a medical device company that designs, develops, and markets spinal fusion technology products and solutions for the treatment of spinal disorders associated with disease and degeneration, congenital deformities, and trauma. The Company’s mission is to improve lives by providing innovative spine surgery solutions through the relentless pursuit of superior outcomes. The Company markets its products in the U.S. via independent sales agents and a direct sales force.

Additional information can be found at www.atecspine.com.

Disclosure Regarding Preliminary Unaudited Results

The preliminary financial results presented above reflect Alphatec’s estimates based solely upon information available to it as of the date hereof, is not a comprehensive statement of its financial results or position as of or for the three months ended September 30, 2017, and has not been audited, reviewed or compiled by its independent registered public accounting firm, Mayer Hoffman McCann P.C. (“MHM”). Accordingly, MHM does not express an opinion or any other form of assurance with respect thereto. Alphatec’s actual third quarter results may differ materially from these estimates. Accordingly, investors should not place undue reliance upon these estimates

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward-looking statements include the references to the Company’s strategy in significantly repositioning the Alphatec brand and turning the Company into a growth organization. The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: the uncertainty of success in developing new products or products currently in the Company’s pipeline; the uncertainties in the Company’s ability to execute upon its strategic operating plan; the uncertainties regarding the ability to successfully license or acquire new products, and the commercial success of such products; failure to achieve acceptance of the Company’s products by the surgeon community, including Battalion and Arsenal

Deformity; failure to obtain FDA or other regulatory clearance or approval for new products, or unexpected or prolonged delays in the process; continuation of favorable third party reimbursement for procedures performed using the Company’s products; unanticipated expenses or liabilities or other adverse events affecting cash flow or the Company’s ability to successfully control its costs or achieve profitability; uncertainty of additional funding; the Company’s ability to compete with other competing products and with emerging new technologies; product liability exposure; an unsuccessful outcome in any litigation in which the Company is a defendant; patent infringement claims; claims related to the Company’s intellectual property and the Company’s ability to meet its financial obligations under its credit agreements and the Orthotec settlement agreement. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. A further list and description of these and other factors, risks and uncertainties can be found in the Company’s most recent annual report, and any subsequent quarterly and current reports, filed with the Securities and Exchange Commission. Alphatec disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Investor/Media Contact:

Zack Kubow

The Ruth Group

(646) 536-7000

alphatec@theruthgroup.com

Company Contact:

Jeff Black

Executive Vice President and Chief Financial Officer

Alphatec Holdings, Inc.

(760) 431-9286

Investorrelations@alphatecspine.com

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